Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), effective as of September 27, 2013, is entered into by and among VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and as Swingline Lender and L/C Issuer, and each of the Lenders signatory hereto.  Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement.

RECITALS

A.     The Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 27, 2013 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a term loan credit facility and a revolving credit facility;

B.     The Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as described below; and

C.     Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Amendments to Credit Agreement.  Subject to the covenants, terms and conditions set forth herein, the Credit Agreement is amended as follows:

(a)     The definition of “Adjusted Repurchases” in Section 1.01 is deleted in its entirety.

(b)     The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date less (i) Capital Expenditures for such period less (ii) cash taxes paid for such period, to (b) Consolidated Fixed Charges for such period.

(c)     The definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges for such period, and (b) all required principal payments in respect of Consolidated Funded Indebtedness for such period.  For the purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the quarterly principal payment made on September 30, 2013, in accordance with Section 2.07(a), shall be deemed to have been made on September 27, 2013.

(d)     Section 2.07(a) of the Credit Agreement is amended by deleting it in its entirety and the following is inserted in lieu thereof:

(a)     Term Loans.  The Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans in equal quarterly principal installments of (i) $12,500,000 plus (ii) in the case of each quarterly principal installment payment date occurring after a Term Loan Increase Effective Date, 2.5% of the original principal amount of each Term Loan Increase effective prior to such payment date (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.  Commencing with the fiscal quarter ending December 27, 2013, each such quarterly principal installment payment shall be due and payable by the Borrower on the last Business Day of each fiscal quarter of the Borrower.

(e)     Exhibit D to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Exhibit D attached hereto in lieu thereof.

2.     Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent as follows:

(a)     At the time of and immediately after giving effect to this Amendment, the representations and warranties made by the Borrower in Article V of the Credit Agreement, and in each of the other Loan Documents to which it is a party, are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)      After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)      Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(d)     As of the date hereof, there are no Persons that are required to be a party to the Guaranty pursuant to the terms of the Credit Agreement and the other Loan Documents;

(e)     This Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f)      The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, any Lender or any other Person.

(g)      The obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

3.      Effective Date.  This Amendment will become effective on the date on which each of the conditions precedent set forth in this Section 3 has been satisfied (the “Effective Date”):

(a)     The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)     original counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent, and the Required Lenders, together with all schedules thereto duly completed; and

(ii)     such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

(b)     unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4.     Reservation of Rights.  The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Lenders signatory hereto of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the Lenders to execute similar amendments, consents or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Administrative Agent or the Lenders with respect to any term or provision of any Loan Document.

5.     Entire Agreement.  This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6.     Full Force and Effect of Credit Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

7.     Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely within such State, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.

8.     Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.     References.  From and after the date hereof, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.

10.     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Administrative Agent, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.  No third party beneficiaries are intended in connection with this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the date first above written.

VARIAN MEDICAL SYSTEMS, INC.
By:	/s/ Franco N. Palomba
Name:	Franco N. Palomba
Title:	Corporate Senior Vice President, Finance and Treasurer

Signature Page to Amendment No.1 to Credit Agreement

bank of america, n.a., as
Administrative Agent
By:	/s/ Laura Call
Name:	Laura Call
Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Credit Agreement

bank of america, n.a., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Matt Jurgens
Name:	Matt Jurgens
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A. , as a Lender and L/C Issuer
By:	/s/ Vanessa Chiu
Name:	Vanessa Chiu
Title:	Executive Director

Signature Page to Amendment No. 1 to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Allen Chang
Name:	Allen Chang
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:              ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.      The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.      The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or—

Form of Compliance Certificate

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Borrower contained in Article V of the Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except that (i) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty is true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct as of such earlier date, and (iii) for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
, .

VARIAN MEDICAL SYSTEMS, INC.

By:
Name:
Title:
[Chief Executive Officer, Chief Financial Officer, Treasurer or Controller]

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) – Consolidated Leverage Ratio.
	A.	Consolidated Funded Indebtedness at Statement Date:		$
	B.	Consolidated EBITDA for four consecutive quarters ending on above date (“Subject Period”):
		1.	Consolidated Net Income for Subject Period:	$
		2.	Consolidated Interest Charges for Subject Period:	$
		3.	Net income taxes for Subject Period:	$
		4.	Depreciation expenses for Subject Period:	$
		5.	Amortization expenses for Subject Period:	$
		6.	Non-recurring, non-cash reductions of Consolidated Net Income for Subject Period:	$
		7.	Non-cash cost of employee services received in share-based payment transactions (in accordance with FASB ASC 718) for Subject Period:	$
		8.	Income tax credits for Subject Period:	$
		9.	Non-cash additions to Consolidated Net Income for Subject Period:	$
		10.	Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 − 8 − 9):	$
	C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.10):				to 1
		Maximum permitted:			1.50 to 1.00
II.	Section 7.11 (b) – Consolidated Fixed Charge Coverage Ratio.
	A.	Consolidated EBITDA for Subject Period (Line I.B.10 above):		$
	B.	Capital Expenditures for Subject Period:		$
	C.	Cash taxes paid during Subject Period:		$
	D.	Consolidated Fixed Charges for Subject Period:
		1.	Consolidated Interest Charges for Subject Period:	$
		2.	Required principal payments on Consolidated Funded Indebtedness for such Period:	$
		3.	Consolidated Fixed Charges for Subject Period (Lines II.D.1 + 2):	$
	F.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – Line II.B – Line II.C) ÷ Line II.D.3):				to 1
	Minimum required:				3.00 to 1.00

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Credit Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+Consolidated Interest Charges
+income taxes
+depreciation expense
+amortization expense
+non-recurring non-cash expenses
+ non-cash costs of employee services received in share-based payment transactions (in accordance with FASB ASC 718)
-income tax credits
-non-cash income
=Consolidated EBITDA

D-4

Form of Compliance Certificate